EXHIBIT 10.4

AGREEMENT  TO ACQUIRE 50% INTEREST OF HA MAC PROPERTY NEAR VERNON BC

LETTER OF INTENT

February 28, 2008

Between

 TMBW INTERNATIONAL RESOURCES CORP.  a private company, (TMBW) OF 168  Queen St. S. unit #101,Mississauga, Ontario Canada L5M 1K8

And

NEWPORT GOLD INC. (NWPG) 1495 Ridgeview Drive, Reno NV USA, contact address; Unit 1 – 336 Queen St. S. Mississauga, Ontario Canada L5M 1M2

Newport Gold Inc. will pay to TMBW 1.8 million Reg S Shares for a 50 % interest in TMBW's 100% owned 331.771 Ha Mac Property, situated near Vernon BC. and agree to undertake all TMBW's obligations to the original vendors including cash payments royalties, work commitments and stock issuances (NWPG stock) as per the underlying agreement between the original vendors and TMBW.  A  letter of intent between TMBW and the original vendors  was signed Aug, 23, 2006.  Newport Gold Inc. also has a first right of refusal on the remaining 50 % interest.  Please refer to the underlying agreement for specific details of the foregoing.

/s/ Derek Bartlett                                                       /s/ Brian Hoffman

____________________________                          _____________________________
Derek Bartlett, President                                            Brian Hoffman, President
Newport Gold Inc.                                                     TMBW International Resources Corp.